UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2023

LONGDUODUO COMPANY LIMITED

(Exact name of registrant as specified in its charter)

Nevada	333-260951	37-2018431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Floor 4, Comprehensive Building

Second Light Hospital, Ordos Street

Yuquan District, Hohhot, Inner Mongolia, China

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 86 (0472) 510-4980

Securities registered pursuant to Section 12(b) of the Act:

(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendment to Articles of Incorporation

On September 21, 2023 the Registrant filed with the Nevada Secretary of State a Certificate of Change Pursuant to NRS 78.209. The Certificate of Change provided that a 1-for-10 reverse split of the Registrant’s outstanding common stock will be effective at the close of business on September 26, 2023. The Certificate of Change did not change the number of authorized shares of Common Stock, which remains 500,000,000 shares. No fractional shares will be issued in connection with the reverse stock split; any fractional shares that result from the reverse split will be rounded up to the nearest whole share.

The trading symbol for the Common Stock will remain “LDDD.” The Common Stock was assigned a new CUSIP number (54303E209) to be effective following the reverse stock split.

Item 9.01 Financial Statements and Exhibits

Exhibits

3-a	Certificate of Change Pursuant to NRS 78.209 filed on September 21, 2023
104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2023

LONGDUODUO COMPANY LIMITED

By:	/s/ Zhou Hongxiao
Zhou Hongxiao
Chief Executive Officer